Exhibit 99.1

Beneficient Announces Reverse Stock Split to Regain Compliance with Nasdaq’s Minimum Bid Price

DALLAS – December 11, 2025 – Beneficient (Nasdaq: BENF), a technology-enabled platform providing liquidity and related trust and custody services to holders of alternative assets, today announced a 1-for-8 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The Reverse Stock Split was previously approved by Beneficient’s stockholders on December 1, 2025.

Beneficient’s Class A Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BENF” and will begin trading on a split-adjusted basis when the market opens on December 15, 2025. The new CUSIP number for Beneficient’s Common Stock following the Reverse Stock Split will be 08178Q507.

The Reverse Stock Split is intended to enable Beneficient to regain compliance with the minimum bid price requirement for continued listing on Nasdaq.

As a result of the Reverse Stock Split, every eight shares of Beneficient’s issued and outstanding Common Stock as of the effective time will be combined into one share of Common Stock. In addition, the Reverse Stock Split will effect a reduction in the number of shares issuable pursuant to Beneficient’s equity awards, warrants and convertible preferred stock outstanding as of the effective time of the Reverse Stock Split with a corresponding increase in the exercise or conversion price per share. The par value and other terms of Beneficient’s Common Stock are not affected by the Reverse Stock Split. Also as a result of the Reverse Stock Split, the number of Beneficient’s authorized shares of Class A Common Stock and Class B Common Stock will be proportionally reduced from 5,000,000,000 and 250,000, respectively, to 625,000,000 and 31,250, respectively.

No fractional shares will be issued in connection with the Reverse Stock Split. Holders of Common Stock otherwise entitled to a fractional share will receive an additional share of Common Stock in lieu of a fractional share. Beneficient’s transfer agent, Continental Stock Transfer & Trust Co., will maintain the book-entry records for Beneficient’s Common Stock. Registered stockholders holding pre-split shares of Beneficient’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Beneficient expects to have its number of shares of issued and outstanding Class A Common Stock and Class B Common Stock to decrease from approximately 110,758,536 and 239,256 pre-split shares outstanding, respectively, to approximately 13,844,817 and 29,907 post-split shares outstanding, respectively, as a result of the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in Beneficient’s definitive proxy statement on Schedule 14A that was filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2025.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds – with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about our plans, expectations and objectives with respect to the results and timing of the Reverse Stock Split, the trading of the Class A Common Stock on a split-adjusted basis and the effect the Reverse Stock Split will have on Beneficient’s ability to regain compliance with the Nasdaq listing standards. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q, and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com